Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Fourth Quarter and Full Year 2019 Operating Results

●	Fourth consecutive year of revenue growth; 4-year CAGR 21%

●	Delivering $40 million of annual run-rate cost synergies from the Xcerra integration

●	5G-driven and automotive semiconductor test orders improved in late Q4

POWAY, Calif., February 12, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2019 fourth quarter net sales of $142.0 million and a GAAP loss of $16.3 million or $0.39 per share. Net sales for full year 2019 were $583.3 million and GAAP loss was $69.0 million or $1.68 per share.(1)

The Company also reported non-GAAP results, with fourth quarter 2019 loss of $0.5 million or $0.01 per share and income of $3.8 million or $0.09 per share for full year 2019. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018	12 Months 2019	12 Months 2018

Net sales	$142.0	$143.5	$170.6	$583.3	$451.8
Loss	$(16.3)	$(10.5)	$(57.1)	$(69.0)	$(32.5)
Loss per share	$(0.39)	$(0.25)	$(1.40)	$(1.68)	$(1.02)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018	12 Months 2019	12 Months 2018

Income (loss)	$(0.5)	$4.9	$10.0	$3.8	$48.3
Income (loss) per share	$(0.01)	$0.12	$0.24	$0.09	$1.49

(1)	All amounts presented are from continuing operations. Results for the fourth quarter of 2018 and all 2019 amounts include Xcerra Corporation acquired on October 1, 2018.

Total cash and investments at year-end 2019 were $156.1 million.

“We accelerated the integration of Xcerra amid a challenging market environment in 2019. Fourth quarter orders gained momentum, primarily driven by mobility and a late quarter uptick in automotive,” said Cohu President and CEO Luis Müller. “We remain optimistic about our business prospects in 2020, focusing on cross-selling opportunities across our broad product line of test and inspection equipment, test contactors, and supporting our customers’ deployment of 5G RF capabilities on next generation smartphones.”

Cohu expects first quarter 2020 sales to be between $140 million and $152 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 9, 2020 to shareholders of record on February 25, 2020.

Conference Call Information:

The company will host a live conference call and webcast with slides to discuss fourth quarter and full year 2019 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on February 13, 2020. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 8977256. Webcast access will be available on the Investor Information section of the company’s website at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding integration and cost synergy savings, timing and factory closings; additional cost savings and expense reductions; new products and solutions; 5G, industrial and automotive growth; cross-selling opportunities; mobility sales growth in 2020; strength in data center, cloud and AI segments; automotive segment driven by ADAS and EV growth; 5G-driven tester order growth; sales growth for high-end digital device test application; increased contactor to handler attach rate; other incremental sales opportunities; growth through selling complete solutions; semiconductor and semi-test market conditions and prospects for 2020; business model for FY’20 and mid-term model; % of incremental revenue expected to fall to operating income; the company’s first quarter 2020 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, adjusted EBITDA and effective tax rate, and cash and shares outstanding; forecasted first quarter risks and impact of novel coronavirus and ERP implementation; second quarter 2020 revenue forecast; minimum cash required to operate business; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; geopolitical issues, trade wars and Huawei export restrictions; retention of key staff; health epidemics such as the novel coronavirus; ERP system implementation issues particularly as Cohu launches a new ERP system in first quarter 2020; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers and the 2019 significantly weakened demand in this market; ongoing weakness in Greater China market; rapid technological change; and significant risks associated with the Xcerra acquisition including but not limited to (i) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies and cost savings, (ii) the possibility that other anticipated benefits of the acquisition will not be realized, (iii) the possibility that restructuring charges will significantly exceed estimates, (iv) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the acquisition, (v) potential disruptions, expenses and lost revenue associated with the transition to direct sales in China and Taiwan; (vi) the discovery of liabilities, product return issues or deficiencies associated with Xcerra that were not identified in advance, (vii) potential failures to maintain adequate internal controls over financial reporting given the significant increase in size, number of employees, global operations and complexity of Cohu’s business, (viii) mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write-off some or all of this goodwill and other intangibles, (ix) the adverse impact to Cohu’s operating results and potential inability to pay cash dividends due to interest expense on the financing debt, rising interest rates, changes to LIBOR in 2021, and any restrictions on operations related to such debt, and (x) continued availability of capital and financing and rating agency downgrade actions, and limited market access given our high debt levels. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)
	Three Months Ended (1)		Twelve Months Ended (1)
	December 28,	December 29,	December 28,	December 29,
	2019	2018	2019	2018

Net sales	$142,011	$170,637	$583,329	$451,768
Cost and expenses:
Cost of sales (excludes amortization shown below) (2) (3)	87,936	128,718	353,500	292,460
Research and development	20,823	22,520	86,147	56,434
Selling, general and administrative (3) (4)	34,532	45,766	142,936	96,754
Amortization of purchased intangible assets	9,615	14,080	39,590	17,197
Restructuring charges	2,764	18,704	13,484	18,704
	155,670	229,788	635,657	481,549
Loss from operations	(13,659)	(59,151)	(52,328)	(29,781)
Other (expense) income:
Interest expense	(4,767)	(4,944)	(20,556)	(4,977)
Interest income	161	274	764	1,187
Foreign transaction gain (loss)	(1,259)	439	43	1,659
Loss from continuing operations before taxes	(19,524)	(63,382)	(72,077)	(31,912)
Income tax provision (benefit)	(3,243)	(6,266)	(3,082)	631
Loss from continuing operations	(16,281)	(57,116)	(68,995)	(32,543)
Discontinued operations: (5)
Income (loss) from discontinued operations before taxes	(1,061)	157	(661)	157
Income tax provision (benefit)	(22)	38	36	38
Income (loss) from discontinued operations	(1,039)	119	(697)	119
Net loss	$(17,320)	$(56,997)	$(69,692)	$(32,424)
Net income (loss) attributable to noncontrolling interest	(54)	(243)	8	(243)
Net loss attributable to Cohu	$(17,266)	$(56,754)	$(69,700)	$(32,181)

Loss per share:
Basic:
Loss from continuing operations before noncontrolling interest	$(0.39)	$(1.40)	$(1.68)	$(1.02)
Income (loss) from discontinued operations	(0.03)	0.00	(0.01)	0.00
Net income (loss) attributable to noncontrolling interest	0.00	0.00	0.00	(0.01)
Net loss attributable to Cohu	$(0.42)	$(1.40)	$(1.69)	$(1.01)

Diluted:
Loss from continuing operations before noncontrolling interest	$(0.39)	$(1.40)	$(1.68)	$(1.02)
Income (loss) from discontinued operations	(0.03)	0.00	(0.01)	0.00
Net income (loss) attributable to noncontrolling interest	0.00	0.00	0.00	(0.01)
Net loss attributable to Cohu	$(0.42)	$(1.40)	$(1.69)	$(1.01)

Weighted average shares used in computing loss per share: (6)
Basic	41,409	40,660	41,159	31,776
Diluted	41,409	40,660	41,159	31,776

(1)

The three- and twelve-month periods ended December 28, 2019 and December 29, 2018 were both comprised of 13 weeks and 52 weeks, respectively. The Company’s results for the three-month period ended December 29, 2018 and the three- and twelve-month periods ended December 28, 2019, include the results of Xcerra which was acquired on October 1, 2018.

(2)

Cost of sales for the three- and twelve-month periods ended December 28, 2019 includes charges totaling $2.4 million and $2.7 million, respectively, related to restructuring activities and the decision to end manufacturing of certain of Xcerra’s semiconductor test handler products. The three- and twelve-month periods ended December 29, 2018 include charges totaling $19.1 million.

(3)

In conjunction with the acquisition of Xcerra the Company assessed the need to realign its historical financial statement presentation and certain statement of operations classifications were reclassified to conform to current period presentation. The changes made were as follows:

●

Amortization of intangibles previously were presented in cost of sales and SG&A. These amounts are now presented as a separate line item “Amortization of purchased intangible assets” within operating expenses. Amounts associated with purchased intangible assets that previously would have been included in cost of sales are $7.3 million and $30.1 million for the three- and twelve-month periods ended December 28, 2019, respectively and $11.6 million and $13.6 million for the three- and twelve-month periods ended December 29, 2018, respectively.

●

Prior to October 1, 2018, gains and losses associated with foreign currency translation and remeasurement were included within SG&A which resulted in fluctuations in expenses as foreign exchange rates change. These amounts are now presented within foreign transaction gain (loss) and other as it provides investors more insight into the Company’s operating expenses.

(4)

SG&A expense for the three- and twelve-month periods ended December 28, 2019 includes Xcerra transaction costs totaling $28,000 and $0.4 million, respectively. For the three- and twelve-month periods ended December 29, 2018 Xcerra transaction costs were $4.6 million and $9.8 million, respectively.

(5)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of the fixtures business for $3.1 million and recognized a loss on disposal of $1.1 million primarily related to the write-off of goodwill and purchased intangible assets that were not pushed down in the consolidated financial statements.

(6)

For the three- and twelve-month periods ended December 28, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)
	December 28,	December 29,
	2019	2018
Assets:
Current assets:
Cash and investments	$156,098	$165,020
Accounts receivable	127,921	149,276
Inventories	130,706	139,314
Other current assets	21,468	27,888
Current assets of discontinued operations	3,503	3,741
Total current assets	439,696	485,239
Property, plant & equipment, net	70,912	74,332
Goodwill	238,669	242,127
Intangible assets, net	275,019	318,961
Operating lease right of use assets (1)	33,269	-
Other assets	20,030	13,264
Noncurrent assets of discontinued operations	115	79
Total assets	$1,077,710	$1,134,002

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,195	$3,115
Current installments of long-term debt	3,322	3,672
Deferred profit	7,645	6,896
Other current liabilities	134,124	146,388
Current liabilities of discontinued operations	599	518
Total current liabilities	148,885	160,589
Long-term debt	346,518	346,041
Non-current operating lease liabilities (1)	28,877	-
Other noncurrent liabilities	70,334	81,428
Noncurrent liabilities of discontinued operations	24	-
Cohu stockholders’ equity	483,072	546,243
Noncontrolling Interest	-	(299)
Total liabilities & stockholders’ equity	$1,077,710	$1,134,002

(1)

Cohu adopted ASU 2016-02, Leases (Topic 842), as of December 30, 2018. Upon adoption, we recorded operating lease assets and operating lease liabilities based on the present value of future lease obligations. We applied the practical expedient available in this guidance, which does not require the restatement of prior year balances.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	December 28,	September 28,	December 29,
	2019(1)	2019(1)	2018(1)
Loss from operations - GAAP basis (a)	$(13,659)	$(6,023)	$(59,151)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	191	212	138
Research and development (R&D)	760	820	619
Selling, general and administrative (SG&A)	2,336	2,474	3,799
	3,287	3,506	4,556
Amortization of purchased intangible assets (c)	9,615	9,969	14,080
Restructuring charges related to inventory adjustments in COS (d)	2,408	1,114	19,053
Restructuring charges (d)	2,764	814	18,704

Manufacturing and sales transition costs included in (e):
COS	-	416	-
R&D	-	-	280
SG&A	117	152	205
	117	568	485
Acquisition costs included in SG&A (f)	28	-	4,633
Inventory step-up included in COS (g)	-	-	14,782
PP&E step-up included in SG&A (h)	243	1,257	1,257
Reduction of indemnification receivable included in SG&A (i)	1,202	-	879
Income from operations - non-GAAP basis (j)	$6,005	$11,205	$19,278

Loss from continuing operations - GAAP basis	$(16,281)	$(10,480)	$(57,116)
Non-GAAP adjustments (as scheduled above)	19,664	17,228	78,429
Tax effect of non-GAAP adjustments (k)	(3,914)	(1,836)	(11,302)
Income (loss) from continuing operations - non-GAAP basis	$(531)	$4,912	$10,011

GAAP loss from continuing operations per share - diluted	$(0.39)	$(0.25)	$(1.40)

Non-GAAP income (loss) from continuing operations per share - diluted (l)	$(0.01)	$0.12	$0.24

(1)	Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(9.6)%, (4.2)% and (34.7)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to acquisition of Xcerra.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(h)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(i)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(j)	4.2%, 7.8% and 11.3% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The three months ended September 28, 2019 and December 29, 2018 were computed using 41,587 and 41,241 shares outstanding respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Twelve Months Ended
	December 28,	December 29,
	2019(1)	2018(1)
Loss from operations - GAAP basis (a)	$(52,328)	$(29,781)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	736	546
Research and development (R&D)	2,994	1,717
Selling, general and administrative (SG&A)	10,418	7,790
	14,148	10,053
Amortization of purchased intangible assets (c)	39,590	17,197
Restructuring charges related to inventory adjustments in COS (d)	2,729	19,053
Restructuring charges included in operating expenses (d):
Research and development	-	273
Selling, general and administrative	-	107
Restructuring charges	13,484	18,704
	13,484	19,084
Manufacturing and sales transition costs included in (e):
COS	1,211	-
R&D	-	280
SG&A	1,383	315
	2,594	595
Adjustment to contingent consideration included in SG&A (f)	-	657
Acquisition costs included in SG&A (g)	432	9,811
Inventory step-up included in COS (h)	6,038	14,782
PP&E step-up included in SG&A (i)	4,014	1,257
Reduction of indemnification receivable included in SG&A (j)	1,202	879
Income from operations - non-GAAP basis (k)	$31,903	$63,587

Income (loss) from continuing operations - GAAP basis	$(68,995)	$(32,543)
Non-GAAP adjustments (as scheduled above)	84,231	93,368
Tax effect of non-GAAP adjustments (l)	(11,456)	(12,481)
Income from continuing operations - non-GAAP basis	$3,780	$48,344

GAAP loss per share from continuing operations - diluted	$(1.68)	$(1.02)

Non-GAAP income per share - diluted (m)	$0.09	$1.49

(1)	Results for the full year ended December 28, 2019 and the three months ended December 29, 2018 include operating results from Xcerra acquired on October 1, 2018.

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(9.0)% and (6.6)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Xcerra.
(h)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(i)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	5.5% and 14.1% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The twelve months ended December 28, 2019 and December 29, 2018 were computed using 41,652 and 32,548 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	December 28,	September 28,	December 29,
	2019 (1)	2019 (1)	2018 (1)

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (2)	$54,075	$58,933	$41,919
Non-GAAP adjustments to cost of sales (as scheduled above)	2,599	1,742	33,973
Gross profit - Non-GAAP basis	$56,674	$60,675	$75,892

As a percentage of net sales:
GAAP gross profit	38.1%	41.1%	24.6%
Non-GAAP gross profit	39.9%	42.3%	44.5%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(17,266)	$(10,468)	$(56,754)
(Income) loss from discontinued operations	1,039	(154)	(119)
Income tax provision (benefit)	(3,243)	1,277	(6,266)
Interest expense	4,767	5,000	4,944
Interest income	(161)	(190)	(274)
Amortization	9,615	9,969	14,080
Depreciation	3,893	5,231	4,691
Other non-GAAP adjustments (as scheduled above)	9,806	5,456	63,092
Adjusted EBITDA	$8,450	$16,121	$23,394

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(12.2)%	(7.3)%	(33.3)%
Adjusted EBITDA	6.0%	11.2%	13.7%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$67,734	$64,956	$101,070
Non-GAAP adjustments to operating expenses (as scheduled above)	(17,065)	(15,486)	(44,456)
Operating Expenses - Non-GAAP basis	$50,669	$49,470	$56,614

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $7,263, $7,597 and $11,626 for the three months ending December 28, 2019, September 28, 2019 and December 29, 2018, respectively.

	Twelve Months Ended
	December 28,	December 29,
	2019 (1)	2018 (1)
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (2)	$229,829	$159,308
Non-GAAP adjustments to cost of sales (as scheduled above)	10,714	34,381
Gross profit - Non-GAAP basis	$240,543	$193,689

As a percentage of net sales:
GAAP gross profit	39.4%	35.3%
Non-GAAP gross profit	41.2%	42.9%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(69,700)	$(32,181)
(Income) loss from discontinued operations	697	(119)
Income tax provision (benefit)	(3,082)	631
Interest expense	20,556	4,977
Interest income	(764)	(1,187)
Amortization	39,590	17,197
Depreciation	19,246	8,850
Other non-GAAP adjustments (as scheduled above)	39,534	76,171
Adjusted EBITDA	$46,077	$74,339

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(11.9)%	(7.1)%
Adjusted EBITDA	7.9%	16.5%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$282,157	$189,089
Non-GAAP adjustments to operating expenses (as scheduled above)	(73,517)	(58,987)
Operating Expenses - Non-GAAP basis	$208,640	$130,102

(1)	Results for the full year ended December 28, 2019 and the three months ended December 29, 2018 includes operating results from Xcerra acquired on October 1, 2018.
(2)	Excludes amortization of $30,126 and $13,586 for the twelve months ending December 28, 2019 and December 29, 2018, respectively.